UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 3, 2006
AutoNation, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-13107	73-1105145

(Commission File Number)	(IRS Employer Identification No.)

110 SE 6th Street
Fort Lauderdale, FL	33301

(Address of Principal Executive Offices)	(Zip Code)
(954) 769-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 3, 2006, AutoNation, Inc. issued a press release announcing that it received lender commitments of $600.0 million for a term loan. A copy of the press release is attached as Exhibit 99.1 hereto and its contents are incorporated herein by reference.
The $600.0 million in term loan commitments exceeded AutoNation’s original expectations. Accordingly, AutoNation anticipates that its previously announced offering of senior unsecured notes will be reduced to an aggregate principal amount of $600.0 million. AutoNation expects to finance its previously announced equity tender offer and debt tender offer and consent solicitation with the proceeds of the $600.0 million term loan, the net proceeds from the offering of the $600.0 million principal amount of senior unsecured notes, revolving credit facility borrowings of approximately $125.0 million and approximately $200.0 million of existing cash on hand. Set forth below is AutoNation’s updated presentation of the estimated sources and uses of funds for the foregoing transactions.
This presentation assumes that 50,000,000 shares are purchased for $23 per share and that all of the 9% senior notes are tendered and that all such notes are purchased in the debt tender offer and paid for on April 12, 2006, for total consideration and accrued interest payable per $1,000 principal amount of old notes of $1,098.41, based on a hypothetical purchase price determined based on a fixed spread over the 4.124% U.S. Treasury Note due August 15, 2008 and based upon the yield on such benchmark security as of March 8, 2006. It is also assumed that, of the $600.0 million of senior notes to be issued, an equal aggregate principal amount of the floating rate notes and the fixed rate notes are issued, although the relative size of each tranche remains to be determined.

($ in millions)
Sources:

Cash	$199.8

Revolving credit facility borrowings	125.0

Term loan borrowings	600.0

Senior unsecured notes	600.0

Total sources	$1,524.8

Uses:

Purchase of common stock	$1,150.0

Purchase of 9% senior notes	323.5

Tender premium	25.2

Financing fees and expenses	20.4

Accrued interest	5.7

Total uses	$1,524.8
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 3, 2006, announcing that AutoNation, Inc. received lender commitments of $600 million for a term loan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.
Dated: April 3, 2006	By:	/s/ Jonathan P. Ferrando
		Name:	Jonathan P. Ferrando
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 3, 2006, announcing that AutoNation, Inc. received lender commitments of $600 million for a term loan.

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